Exhibit g(2)

APPENDIX "A"
TO
CUSTODIAN AGREEMENT
BETWEEN
UMB Bank, n.a. and each of the  following Investment Companies

Dated as of September 17, 1998

The following is a list of the Funds and their respective Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of December 1, 1994:

Fund                                   Portfolio                                            Effective as of:
Fidelity Advisor Series V              Fidelity Advisor Municipal Income Fund               December 1, 1994
                                       Fidelity Advisor California Municipal Income Fund    December 1, 1994

Fidelity Advisor Series VI             Fidelity Advisor Intermediate Municipal Income Fund  December 1, 1994

Fidelity California Municipal Trust    Spartan California Municipal Income Fund             December 1, 1994
Fidelity California Municipal Trust II Fidelity California Money Market Fund                December 1, 1994
                                       Spartan California Municipal Money Market Fund       December 1, 1994

Fidelity Court Street Trust            Spartan Connecticut Municipal Income Fund            December 1, 1994
                                       Spartan Florida Municipal Income Fund                December 1, 1994
                                       Spartan Municipal Income Fund*                       December 1, 1994
                                       Spartan New Jersey Municipal Income Fund             December 1, 1994

Fidelity Court Street Trust II         Fidelity Connecticut Municipal Money Market Fund     December 1, 1994
                                       Fidelity New Jersey Municipal Money Market Fund      December 1, 1994
                                       Spartan Connecticut Municipal Money Market Fund      December 1, 1994
                                       Spartan Florida Municipal Money Market Fund          December 1, 1994
                                       Spartan New Jersey Municipal Money Market Fund*      January 21, 1998

Fidelity Institutional Tax-Exempt      Fidelity Institutional Tax-Exempt Cash Portfolios    December 1, 1994
Cash Portfolios

Fidelity Massachusetts Municipal Trust Fidelity Massachusetts Municipal Money Market Fund   December 1, 1994
                                       Spartan Massachusetts Municipal Money Market Fund    December 1, 1994
                                       Spartan Massachusetts Municipal Income Fund          December 1, 1994

*Fidelity Municipal Trust: Spartan Aggressive Municipal Fund merged into
 Fidelity Court Street Trust: Spartan Municipal Income Fund effective 8/20/98.

 Fidelity Municipal Trust: Fidelity Advisor Municipal Bond Fund merged into Fidelity Court Street Trust: Spartan Municipal Income Fund effective 9/17/98.

 Fidelity Municipal Trust Spartan Insured Municipal Income Fund merged into Fidelity Court Street Trust: Spartan Municipal Income Fund effective 8/27/98.

Fidelity Municipal Trust               Spartan Michigan Municipal Income Fund               December 1, 1994
                                       Spartan Minnesota Municipal Income Fund              December 1, 1994
                                       Spartan Ohio Municipal Income Fund                   December 1, 1994
                                       Spartan Pennsylvania Municipal Income Fund           December 1, 1994

Fidelity Municipal Trust II            Fidelity Michigan Municipal Money Market Fund        December 1, 1994
                                       Fidelity Ohio Municipal Money Market Fund            December 1, 1994
                                       Spartan Pennsylvania Municipal Money Market Fund     December 1, 1994

Fidelity New York Municipal Trust      Fidelity New York Municipal Income Fund              December 1, 1994

Fidelity New York Municipal Trust II   Fidelity New York Municipal Money Market Fund        December 1, 1994
                                       Spartan New York Municipal Money Market Fund         December 1, 1994

Fidelity Revere Street Trust           Municipal Central Cash Fund                          October 17, 1996

Fidelity School Street Trust           Spartan Intermediate Municipal Income Fund           December 1, 1994

Fidelity Union Street Trust            Spartan Arizona Municipal Income Fund                December 1, 1994
                                       Spartan Maryland Municipal Income Fund               December 1, 1994
                                       Spartan Short-Intermediate Municipal Income Fund     December 1, 1994

Fidelity Union Street Trust II         Spartan Arizona Municipal Money Market Fund          December 1, 1994
                                       Spartan Municipal Money Fund                         December 1, 1994
                                       Fidelity Municipal Money Market Fund                 December 1, 1994

Newbury Street Trust                   Tax-Exempt Fund - Daily Money Class                  December 1, 1994
                                       Tax-Exempt Fund - Capital Reserves Class             December 1, 1994






 IN WITNESS WHEREOF, each of the parties hereto has caused this Appendix to be executed in its name and behalf as of the day and year first set forth opposite each such Portfolio.


Each of the Investment Companies                        UMB Bank, n.a.
Listed on this Appendix "A", on behalf
of each of their respective Portfolios
By:       /s/John Costello                              By:    /s/Ralph R. Santoro
Name:     John Costello                                 Name:  Ralph R. Santoro
Title:    Asst. Treasurer Title:                               Senior Vice President